SECURITIES AND EXCHANGE COMMISSION

                          Washington, D C  20549


                                 FORM 8-K

                              CURRENT REPORT


                    Pursuant to Section 13 or 15(d) of
                    the Securities Exchange Act of 1934

            Date of earliest event reported:  December 1, 1998


                     UNITED SECURITY BANCSHARES, INC.
          (Exact name of registrant as specified in its charter)


   Alabama                        0-14549                 63-0843362
(State or other           (Commission File Number)      (IRS Employer
jurisdiction of                                        Identification
incorporation)                                              Number)

                           131 West Front Street
                            Post Office Box 249
                           Thomasville, AL 36784
                 (Address of principal executive offices)

                      Registrant's telephone number,
                           including area code:
                              (334) 636-5424


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Item 5.   OTHER EVENTS

     On December 1, 1998, the Registrant offered the position of President and Chief Executive Officer to Mr. Richard Terry Phillips, and Mr. Phillips accepted the offer. Mr. Phillips will assume the position of President and Chief Executive Officer of the Registrant on January 1, 1999, pursuant to an employment contract to be agreed upon not later than that date. Mr. Phillips' terms of employment include a starting annual salary of $185,000, a one-time signing bonus of $25,000, a proposed grant of an option to purchase 2,050 shares of the Registrant's common stock at market value, and other terms to be agreed upon.

     Mr. Phillips, 44, is currently the Chief Executive Officer of First Community Bank in Chatom, Alabama.

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                                SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunder duly authorized.

                         UNITED SECURITY BANCSHARES, INC.


                         BY: /s/ Larry M. Sellers
                         Secretary